                                  EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS





    We consent to the incorporation by reference in the Registration Statements Nos. 33-21374, 33-37791, 33-81780, and 33-81782 on Form S-8 of Cambrex
Corporation (the "Registrant") of our report dated December 27, 1994 included on Page 3 herein, with respect to the financial statements of the Nobel/Profarmaco Group, as enumerated in the accompanying index on Page 2, included on Form 8-K/A Amendment No. 1 to the Current Report dated October 26, 1994 on Form 8K of the Registrant.



                               COOPERS & LYBRAND L.L.P.





Parsippany, New Jersey
December 29, 1994